Exhibit 10(iii)(52)

Zep Inc.

2010 Omnibus Incentive Plan

Non-Qualified Stock Option Agreement

For Executive Employees

THIS AGREEMENT, made as of             ,          (the “Grant Date”), between Zep Inc., a Delaware corporation (the “Company”), and                                          (the “Optionee”).

WHEREAS, the Company has adopted the Zep Inc. 2010 Omnibus Incentive Plan (the “Plan”) in order to provide additional incentive to certain officers and key employees of the Company and its Subsidiaries; and

WHEREAS, the Optionee performs services for the Company and/or one of its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant the Option to the Optionee as provided herein; and

WHEREAS, the Company and Optionee have determined that Optionee shall enter into certain non-competition, non-solicitation, non-recruitment and non-disclosure covenants, attached hereto as Exhibits A, B, C and D, respectively, in consideration for receipt of the Award pursuant hereto, receipt of any future Plan Awards, continued employment, receipt of Confidential Information and Trade Secrets (as defined in Exhibit D attached hereto), and other good and valuable consideration; and

NOW, THEREFORE, the parties hereto agree as follows:

1.	Grant of Option.

1.1 The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of                      whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.4 The Option is conditioned upon Optionee’s acceptance of the terms of this Agreement, as evidenced by Optionee’s execution of this Agreement or by Optionee’s electronic acceptance of the Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by the execution or by such electronic acceptance, the Option may be canceled by the Committee.

2.	Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be                      per Share.

3.	Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Sections 1.4 and 6 hereof.

4.	Vesting and Exercisability of Option.

The Option shall vest, and may be exercised, with respect to the Shares as set forth in the Optionee Summary attached hereto and made a part hereof, subject to earlier termination of the Option as provided in Sections 1.4 and 6 hereof or in the Plan. The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.

5.	Manner of Exercise and Payment.

5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by either (i) delivery of written or electronic notice to the Company, at its principal executive office or (ii) online notice given to an online broker with which the Company has made arrangement for the exercise of employee stock options, which notice satisfies the form and conditions set forth in such arrangement, which shall be provided to the Optionee from time to time. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and, if delivered in writing to the Company, shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for any Shares purchased pursuant to the exercise of an Option and shall be paid in full upon such exercise, (i) in cash, by check, by transferring Shares to the Company or by attesting to the ownership of Shares, upon such terms and conditions as may be acceptable to the Committee, or by net settlement of the Option in the manner determined by the Committee or (ii) by such arrangement as is made by the Company with the designated online broker. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 15 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

6.	Termination of Employment.

6.1 In General.

If the employment of the Optionee with the Company and its Subsidiaries shall terminate for any reason, other than for the reasons set forth in Sections 6.2 or 7.2 below, the Option shall continue to be exercisable (to the extent the Option was vested and exercisable on the date of the Optionee’s termination of employment) at any time within three (3) months after the date of such termination of employment, but in no event after the expiration of the Exercise Term.

6.2 Termination of Employment Due to Death, Disability, or Retirement.

If the Optionee’s termination of employment is due to death, Disability, or Retirement (for purposes of this Agreement, “Retirement” means voluntary termination on or after age 65), or if Optionee terminates employment after age 55, the following shall apply:

(a)	Termination Due To Death. In the event the Optionee dies while actively employed, the Option shall become immediately and fully exercisable, and shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of death, whichever period is shorter, by (A) a Permitted Transferee (as defined in Section 8 below), if any, or such person(s) that have acquired the Optionee’s rights under such Options by will or by the laws of descent and distribution, or (B) if no such person described in (A) exists, the Optionee’s estate or representative of the Optionee’s estate.

(b)	Termination by Disability. In the event the employment of the Optionee is terminated by reason of Disability, the Option shall become immediately and fully exercisable as of the date the Committee determines the Optionee terminated for Disability and shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of termination, whichever period is shorter.

(c)	Termination by Retirement. In the event the employment of the Optionee is terminated by reason of Retirement, all outstanding unvested Options shall expire, and any Options vested as of Optionee’s date of Retirement shall remain exercisable at any time prior to the end of the Exercise Term, or for five (5) years after the date of termination, whichever period is shorter. In the event of the Optionee’s death after Retirement, the vested Options shall be exercisable in accordance with this subsection (c) and the Option shall be exercisable by the persons described in (a) above.

(d)	Termination After Attaining Age 55. If the Optionee terminates employment (other than as a result of death or Disability) after attaining age 55 but prior to age 65, all outstanding unvested Options shall expire, and any Options vested as of Optionee’s date of termination shall, unless the Committee determines otherwise at the time of such termination, remain exercisable at any time prior to the end of the Exercise Term, or for five (5) years after the date of termination, whichever period is shorter. In the event of the Optionee’s death after terminating after age 55, the Option shall be exercisable in accordance with this subsection (d) and the Option shall be exercisable by the persons described in (a) above.

7.	Effect of Change in Control.

7.1 Notwithstanding anything contained to the contrary in this Agreement, in the event of a Change in Control, the Option shall become immediately and fully exercisable, and the Committee, in its discretion, may terminate the Option, provided that at least 30 days prior to the Change in Control, the Committee notifies the Optionee that the Option will be terminated and provides the Optionee, at the election of the Committee, (i) the right to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the Option or portion of the Option surrendered, or (y) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, over (B) the aggregate purchase price for such Shares under the Option; (ii) or the right to exercise all Options (including the Options vested as a result of the Change in Control) immediately prior to the Change in Control.

7.2 If the Options remain outstanding after the Change in Control and if the employment of the Optionee is terminated within two (2) years following a Change in Control, all vested Options shall continue to be exercisable at any time within five (5) years after the date of such termination of employment, but in no event after expiration of the Exercise Term.

8.	Transferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Option may be transferred, in whole or in part, without consideration, by written instrument signed by the Optionee, to any members of the immediate family of the Optionee (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members (the “Permitted Transferees”). Appropriate evidence of any such transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of the Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights hereunder shall be subject to the same restrictions and limitations with respect to the Option as the Optionee. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or if applicable, by the Permitted Transferees.

9.	No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee’s employment at any time.

10.	Restrictive Covenants.

In exchange for receipt of consideration in the form of the Option pursuant to this Agreement, the potential of receiving Plan Awards in the future, continued employment, receipt of Confidential Information and Trade Secrets (as defined in Exhibit D attached hereto), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee agrees that, for the periods set forth in Exhibits A, B, C, and D attached hereto (the “Restricted or Confidentiality Periods”), Optionee shall comply with each of the restrictive covenants set forth in such exhibits (the “Restrictive Covenants”). The parties hereto recognize that Optionee may experience periodic material changes in his job title and/or to the principal duties, responsibilities or services that he is called upon to perform on the behalf of the Company. If Optionee experiences such a material job change, Optionee agrees to enter into a signed, written addendum to Exhibit A hereto, as necessary, at the Company’s request, reflecting such material change. Moreover, in the event of any material change in corporate organization on the part of the Direct Competitors set forth in Exhibit A hereto, the parties agree to amend Exhibit A, as necessary, at the Company’s request, in order to reflect such change. Upon execution, any such written modification to Exhibit A shall represent an enforceable amendment to this Agreement and shall augment and supplement the definitions of the terms Executive Services or Direct Competitor set forth in Exhibit A hereto, as applicable.

Optionee acknowledges that, prior to this Agreement, the Company has furnished and will continue to furnish to Optionee Confidential Information and Trade Secrets (as defined in Exhibit D attached hereto) which could be used by a competitor of the Company to the Company’s substantial detriment. Moreover, the parties recognize that Optionee, during the course of his employment with the Company, has and will develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Optionee acknowledges and agrees that the restrictive covenants contained in Exhibits A, B, C, and D to the Agreement are reasonably necessary to protect the Company’s legitimate business interests and good will.

10.	Adjustments.

In the event of a Material Business Event, the Committee may take any of the actions contemplated under Section 14 of the Plan with respect to this Award and/or the Shares.

11.	Withholding of Taxes.

The Optionee shall be responsible for all federal, state and local income taxes payable with respect to this Option. The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionees.

12.	Employee Bound by the Plan.

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.	Modification of Agreement.

This Agreement may be modified, amended, suspended, or terminated in accordance with the provisions of Section 17.3 of the Plan.

14.	Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.	Governing Law.

The validity, interpretation, construction, and performance of this Agreement, with the exception of the restrictive covenants contained in Exhibits A, B, C, and D to the Agreement, shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof. The validity, interpretation, construction, and performance of the restrictive covenants contained in Exhibits A, B, C, and D to the Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof. For the purpose of resolving any dispute which may arise regarding this Agreement, the Optionee hereby consents to venue and personal jurisdiction in any court of competent jurisdiction in the state of Georgia.

16.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Optionee’s heirs, executors, Permitted Transferees, administrators, and successors.

17.	Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on the Optionee and the Company for all purposes.

Zep Inc.

By:
John K. Morgan
Chairman, President and
Chief Executive Officer

Optionee:

OPTIONEE SUMMARY

Option Type: Grant Date: Shares Granted: Vesting Dates:
	Vest Date	Shares Vesting

Expiration Date:

EXHIBIT A

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EXECUTIVE EMPLOYEES

NON-COMPETITION COVENANT

1.	DEFINITIONS

Capitalized terms contained herein shall have the same meaning as those defined terms set forth in the Agreement. In addition, the following terms used in this Exhibit “A” shall have the following meanings:

A. “Direct Competitor” means the following entities: [To be revised as appropriate] (1) Ecolab Inc.; (2) JohnsonDiversey Inc.; (3) NCH Corporation; (4) State Industrial Products Corporation; (5) Rochester Midland Corporation; (6) Ondeo Nalco Company; (7) CRC Industries, Inc.; (8) S. C. Johnson & Son, Inc.; (9) Kimball Midwest, Inc.; (10) WD-40 Company; (11) Chemtura Corporation; (12) ChemStation International, Inc.; (13) Safety-Kleen Systems Inc.; (14) The Clorox Company; (15) The Proctor & Gamble Company; as well as any of their respective affiliates, subsidiaries and/or parent companies that are either located or transact business within the Territory and are engaged in the Company Business (as that term is defined in subsection D herein), but only to the extent each and only with respect to business operation(s) which engage(s) in the manufacturing and/or sale of one or more of the classes of products that constitute the Company Business.

B. “Executive Services” means those principal duties and responsibilities that Executive performs on behalf of the Company during his employment. As [TITLE], those duties and responsibilities include oversight of [INSERT DESCRIPTION OF DUTIES];

C. “Restricted Period” means a period of twelve (12) months following the Optionee’s Date of Termination; and

D. “Company Business” means the manufacture and/or sale of one or more of the following classes of products: specialty chemical products, cleaners, degreasers, absorbents, sanitizers, deodorizers, polishes, floor finishes, sealants, lubricants, disinfectants, janitorial supplies, paint strippers, paint removers, rust strippers, soaps and detergents, bleaches, fabric softeners, liquid sweeping compounds, aerosol gasket forming compositions, non-slip adhesive film for brakes, tire and rubber mat dressings, floor waxes, asphalt and tar removers, concrete removers, vehicle drying agents, vehicle rain repellant and glass treatment, steam cleaning compositions, chemical preparations for unclogging pipes and septic tank cleaning, spill treatments, anti-seize compounds, treatment products for hazardous solvents, pesticides, pest control products and/or drain care products, preparations for killing weeds, fungicides, herbicides, rodenticides, vermicides, insect repellants, ground control chemicals, power operated industrial and commercial cleaning equipment (namely, sprayers, fog sprayers, steam cleaning machines, pressure washers, and air agitation cleaners and pumps for use in connection therewith, steam cleaners, vacuum cleaners, carpet cleaning and shampooing machines, floor cleaning and polishing machines and parts associated therewith), or manually-operated cleaning

Exhibit A-1

equipment and accessories (including, but not limited to, brooms, dustpans, scrubbing brushes, mops, squeegees, dispensers for floor wax, buckets, mop wringers, sponges, scouring pads, plastic janitorial mats, wiping cloths, steel wool, chamois skins, soap and chemical dispensers, towel and sanitary napkin dispensers, cleaning gloves, pails and parts therefore, and waste receptacles).

E. “Customers” means customers of the Company with whom Optionee had Material Contact on behalf of the Company during the two-year period preceding the termination of Optionee’s employment with the Company.

F. “Material Contact” shall mean contact whereby (i) Optionee had business dealings with the person, entity, customer or supplier on the Company’s behalf; (ii) Optionee was responsible for supervising or coordinating the dealings between the person, entity, customer or supplier and the Company; or (iii) Optionee obtained Trade Secrets or Confidential Information (such terms having the same meanings as defined in Exhibit D) about the person, entity, customer or supplier as a result of Optionee’s association with the Company.

G. “Territory” shall mean the areas identified in Section 2 herein.

2.	ACKNOWLEDGEMENTS

As used in this Agreement, “Territory” refers to the United States of America. To that end, Optionee agrees and acknowledges that during his period of employment with the Company, he has and will render executive, strategic and managerial services to and for the Company throughout the United States, which are special, unusual, extraordinary, and of peculiar value to the Company. Optionee further acknowledges that the services he performs on behalf of the Company are at a senior managerial level and are not limited in their territorial scope to any particular city, state, or region, but instead have nationwide impact throughout the United States. Optionee further acknowledges and agrees that: (a) the Company’s business is, at the very least, national in scope; (b) these restrictions are reasonable and necessary to protect the Confidential Information, business relationships, and goodwill of the Company; and (c) should Optionee engage in or threaten to engage in activities in violation of these restrictions, it would cause the Company irreparable harm which would not be adequately and fully redressed by the payment of damages to the Company. In addition to other remedies available to the Company, the Company shall accordingly be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened breach by Optionee of the provisions of this Severance Agreement. Optionee further acknowledges that he will not be entitled to any compensation or benefits from the Company or any of its affiliates in the event of a final non-appealable judgment that he materially breached his duties or obligations under Exhibit A.

3.	NON-COMPETITION

Optionee agrees that, while employed by the Company and for the Restricted Period, he will not, directly (i.e., as an officer or employee) or indirectly (i.e., as an independent contractor, consultant, advisor, board member, agent, shareholder, investor, joint venturer, or partner), provide or perform any of the Executive Services on behalf of any Direct Competitor anywhere within the Territory. This provision will not prohibit Optionee from working for a Direct

Exhibit A-2

Competitor in a product area that is not competitive with Company Business as defined above. Nothing in this provision shall divest Optionee from the right to acquire as a passive investor (with no involvement in the operations or management of the business) up to 1% of any class of securities which is: (i) issued by any Direct Competitor, and (ii) publicly traded on a national securities exchange or over-the-counter market.

4.	INJUNCTIVE RELIEF

Optionee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit A to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Optionee breaches or threatens to breach any of the provisions of this Exhibit A to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Optionee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Optionee’s agreements under this Exhibit A to the Agreement.

5.	SEPARABILITY

Optionee acknowledges that the foregoing covenant in Section 3 of this Exhibit A is a separate and distinct obligation of Optionee and is deemed to be separable from the remaining covenants and provisions of the Agreement. If any of the provisions of the foregoing covenant should ever be deemed to exceed the time, geographic, product, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product, or other limitations permitted by applicable law. If any particular provision of the foregoing covenant is held to be invalid, the remainder of the covenant and the remaining obligations of the Agreement shall not be affected thereby and shall remain in full force and effect.

6.	NO WAIVER

Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Exhibit A shall not be deemed a waiver or relinquishment of any right granted in this Exhibit A or the future performance of any such term or condition or of any other term or condition of this Exhibit A, unless such waiver is contained in a writing signed by the party making the waiver.

Exhibit A-3

EXHIBIT B

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EXECUTIVE EMPLOYEES

NON-SOLICITATION COVENANT

1.	DEFINITIONS

The following terms used in this Exhibit B shall have the following meanings:

A. “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise;

B. “Restricted Period” means a period of twelve (12) months following the Optionee’s termination of employment with the Company.

2.	NON-SOLICITATION COVENANT

Optionee agrees that, during the course of employment with the Company, and during the Restricted Period, Optionee will not directly or indirectly (i) divert or attempt to divert any Customer, person, concern or entity which is furnished products or services by the Company and with whom Optionee had Material Contact from doing business with the Company or otherwise change its relationship with the Company; or (ii) induce or attempt to induce any Customer, supplier or service provider with whom Optionee had Material Contact to cease being a Customer, supplier or service provider of the Company or to otherwise change its relationship with the Company.

3.	INJUNCTIVE RELIEF

Optionee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit B to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Optionee breaches or threatens to breach any of the provisions of this Exhibit B to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Optionee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Optionee’s agreements under this Exhibit B to the Agreement.

4.	SEPARABILITY

The Optionee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibits A, C and D to the Agreement, is a separate and distinct obligation of the Optionee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Exhibit B-1

5.	NO WAIVER

Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Exhibit B shall not be deemed a waiver or relinquishment of any right granted in this Exhibit B or the future performance of any such term or condition or of any other term or condition of this Exhibit B, unless such waiver is contained in a writing signed by the party making the waiver.

Exhibit B-2

EXHIBIT C

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EXECUTIVE EMPLOYEES

NON-RECRUITMENT COVENANT

1.	DEFINITIONS

The following terms used in this Exhibit C shall have the following meanings:

A. “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise;

B. “Restricted Period” means a period of twelve (12) months following the Optionee’s termination of employment with the Company.

2.	NON-RECRUITMENT COVENANT

The Optionee agrees that, during the Restricted Period, the Optionee will not, directly or indirectly, for himself or on behalf of any other Person, solicit, induce, persuade, or encourage, or attempt to solicit, induce, persuade, or encourage, any employee of the Company to terminate such employee’s position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period or at will. The provision of this paragraph shall only apply to those persons employed by the Company at the time of solicitation or attempted solicitation.

3.	INJUNCTIVE RELIEF

Optionee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit C to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Optionee breaches or threatens to breach any of the provisions of this Exhibit C to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Optionee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Optionee’s agreements under this Exhibit C to the Agreement.

4.	SEPARABILITY

The Optionee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibits A, B and D to the Agreement, is a separate and distinct obligation of the Optionee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Exhibit C-1

EXHIBIT D

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EXECUTIVE EMPLOYEES

NON-DISCLOSURE COVENANT

1.	DEFINITIONS

A. The following terms used in this Exhibit “D” shall have the following meanings:

“Confidential Information” means: information relating to the Company’s Business (as defined in Exhibit B hereto) (A) which Optionee develops, helps develop in conjunction with others, creates, or becomes aware as a consequence of or through Optionee’s employment with the Company or any other arrangement or relationship with the Company; (B) which has value to the Company, actual or potential, from not being generally known by others who can obtain economic value from its disclosure or use (whether or not such material or information is marked “confidential”). For purposes of this Agreement, subject to the foregoing, and according to terminology commonly used by the Company, the Company’s Confidential Information shall include, but not be limited to, information pertaining to: (1) Business Opportunities (as defined below); (2) data and compilations of data relating to the Company’s Business; (3) compilations of information about, and communications and agreements with, customers and potential customers of the Company; (4) computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by Optionee in furtherance of Optionee’s duties with the Company; (5) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (6) compilations of information about the Company’s employees and independent contracting consultants; (7) the Company’s financial information, including, without limitation, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (8) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (9) the Company’s marketing strategies and compilations of marketing data; (10) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s Business; (11) any information concerning services requested and services performed on behalf of customers of the Company, including planned products or services; and (12) the Company’s research and development records and data. Confidential Information also includes any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential.

Confidential Information shall not include: (1) information generally available to the public other than as a result of improper disclosure by Optionee; (2) information that becomes available to Optionee from a source other than the Company (provided Optionee has no knowledge that such information was obtained from a source in breach of a duty to the Company); and/or (3) information obtained in filings with the Securities and Exchange Commission.

Exhibit D-1

B. “Trade Secrets” includes Confidential Information constituting a trade secret under Georgia Law.

C. “Business Opportunities” means all ideas, concepts or information received or developed (in whatever form) by Optionee concerning any business, transaction or potential transaction within the Company’s Business that constitutes or may constitute an opportunity for the Company to earn a fee or income, which are opportunities in which the Company has gained a legal or equitable interest or expectancy growing out of a preexisting right or relationship with a current or prospective customer, specifically including those relationships that were initiated, nourished or developed at the Company’s expense. All ideas, concepts and information concerning any Business Opportunity shall constitute Confidential Information (as defined in paragraph (A) above).

D. “Inventions” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, (i) which relate directly to the Company’s Business, or (ii) which result from any work performed by Optionee or by Optionee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time.

2.	NON-DISCLOSURE COVENANTS

All Confidential Information, Trade Secrets, and all physical and electronic embodiments thereof are confidential and are and will remain the sole and exclusive property of the Company. The Optionee must (1) immediately disclose to the Company all Confidential Information and Trade Secrets developed, conceived, received or disclosed, in whole or in part, by or to the Optionee while Employed by the Company; (2) assign to the Company any right, title, or interest Optionee may have in such Confidential Information and Trade Secrets, and (3) at the request and expense of the Company, do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the ownership by, and rights of, the Company in such Confidential Information and Trade Secrets, including, without limitation, providing full cooperation in litigation and other proceedings to establish or protect such right. The Optionee agrees that any copyright in the expression of such Confidential Information or Trade Secrets shall be the property of the Company, and that any patent rights and any invention or novel devices or processes developed by the use of such Confidential Information or Trade Secrets shall be the exclusive property of the Company.

During the term of employment and for a period of (i) two (2) years thereafter for Confidential Information that is not a trade secret under Georgia law or (ii) until the Confidential Information that is a trade secret under Georgia law ceases to qualify as such, Optionee agrees that he shall protect any such Confidential Information and shall not, except in connection with the performance of his remaining duties for the Company, disclose or otherwise copy, reproduce, use, distribute or otherwise disseminate any such Confidential Information, or any physical embodiments thereof, to any person or entity. Optionee further agrees that he shall not, except in connection with the performance of his duties for the Company, disclose or otherwise copy,

Exhibit D-2

reproduce, distribute or otherwise disseminate any Trade Secrets, or any physical embodiments thereof, to any person or entity at any time during Optionee’s employment with the Company and for as long as such Trade Secrets remain trade secrets under Georgia law. Optionee will, in no event, take any action causing, or fail to take any action necessary in order to prevent any Confidential Information or Trade Secrets disclosed to or developed by Optionee to lose their character as such; provided, however, that Optionee may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Optionee will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Optionee’s obligations herein shall survive any expiration or termination of this Agreement.

The Optionee attests that, during his employment with the Company, he has not and will not offer, disclose or use on Optionee’s own behalf or on behalf of the Company, any information Optionee received prior to employment by the Company, which was supplied to Optionee confidentially or which Optionee should reasonably know to be confidential, to any person, organization or entity other than the Company without the written approval of such person, organization or entity.

Nothing contained herein shall be in derogation or a limitation of the rights of the Company to enforce its rights or the duties of Optionee under then applicable Georgia law relating to Trade Secrets including, in particular, the Georgia Trade Secrets Act, O.C.G.A. Sections 10-1-760, et seq.

3.	INVENTIONS

The Optionee does hereby assign to the Company the entire right, title and interest in any Invention (as defined herein) which is made, conceived, either solely or jointly with others, during employment with the Company. The Optionee agrees to promptly disclose to the Company all such Inventions. The Optionee will, if requested, promptly execute and deliver to the Company a specific assignment of title for an Invention and will, at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.

4.	RETURN OF PROPERTY

Upon request by the Company and, in any event, upon termination of the employment of the Optionee with the Company for any reason, Optionee will promptly deliver to the Company all property belonging to the Company, including but without limitation, all Confidential Information and Trade Secrets and all embodiments thereof, all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including but not limited to all such data and documents in electronic form) supplied to or created by his in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, and all of the Company’s equipment and other materials in his possession or control. Optionee agrees to allow the Company, at its request, to verify return of Company property through inspection of personal computers and personal storage media on which Company information was stored during Optionee’s employment with the Company. Optionee’s obligations herein shall survive any expiration or termination of this Agreement.

Exhibit D-3

5.	INJUNCTIVE RELIEF

Optionee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit D to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Optionee breaches or threatens to breach any of the provisions of this Exhibit D to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Optionee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Optionee’s agreements under this Exhibit D to the Agreement.

6.	SEPARABILITY

The Optionee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibit A, B, and C to the Agreement, is a separate and distinct obligation of the Optionee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Exhibit D-4